UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: April 21, 2011

ADEN SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53608
(Commission File No.)

70 Chapman Road
Toronto, Ontario
Canada M9P 1E7
(Address of principal executive offices and Zip Code)

1-888-536-ADEN

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:      This Form 8-K Amendment No. 2 is being filed to supplement the Current Report on Form 8-K filed by the Company on April 22, 2011, as amended on April 26, 2011.  This Amendment includes as an Exhibit a resignation letter from Mr. Stephan Oberacher.  Portions of Mr. Oberacher’s resignation letter were previously omitted from Amendment No. 1 to the Company’s Current Report and filed separately with the Commission pursuant to a request for confidential treatment made by the Company.  The letter in its entirety without the redacted portions is now included in the exhibit filed herewith.  The Company notes that certain portions of Mr. Oberacher’s letter contain certain misstatements of facts with respect to allegations pertaining to control of the Company.  Seventy percent (70%) of the Company’s issued and outstanding shares of common stock are owned of record by the Ms. Silvia Soltan, the sole Board member and the President, Treasurer and Secretary of the Company.  No other controlling blocks of common stock or other securities are owned of record or controlled by other persons, as incorrectly alleged by Mr. Oberacher, and no other persons have any rights, contingent or otherwise, to acquire the securities owned by Ms. Soltan.

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Stephan Oberacher

On April 21, 2011, Mr. Stephan Oberacher tendered his resignation as President, Treasurer, Principal Executive Officer, and Principal Accounting Officer of Aden Solutions Inc. (the "Company"). The Company has accepted the resignation. Mr. Oberacher had served as an officer and director of the Company since February 24, 2011.

While Mr. Oberacher did not express any disagreements with the Company or its management, he stated in his resignation letter (the “Resignation Letter”) that he was uncertain whether particular Company plans and activities are in compliance with U.S. law and applicable SEC rules and regulations. The Company intends to undertake a thorough review of all controls and procedures in order to assure proper compliance with all applicable laws, rules and regulations and to promptly remediate any possible deficiencies.

The Company notes that the Resignation Letter contains statements about the Company’s share ownership which are inaccurate and confusing.  Mr. Sergei Stetsenko, a shareholder of the Company, is not at the present time, nor has he been in the past, a member of the Company’s Board of Directors.  Thus, Mr. Stetsenko could not have appointed Mr. Oberacher as an officer of the Company.  In addition, the Company has been presented with no evidence suggesting that Mr. Stetsenko controls 90% of the Company’s issued and outstanding shares, or has wielded such control in the past. According to the most recent register of the Company’s transfer agent, as noted in the Company’s most recent Annual Report on Form 10-K, filed with the Commission on April 12, 2011, the undersigned, Ms. Silvia Soltan, the Company’s current President, is the beneficial owner and the owner of record of 71.43% of the Company’s issued and outstanding common stock.  Ms. Soltan is not related to Mr. Stetsenko.

Mr. Oberacher was provided with a copy of the disclosures contained in this Amendment.  Mr. Oberacher did not express any disagreement with such statements.

Appointment of Silvia Soltan

Ms. Silvia Soltan has assumed the positions of president, principal executive officer, treasurer, and principal financial officer. Ms. Soltan remains the Company’s secretary and is the sole member of the Board of Directors.

All of the disclosures regarding Ms. Soltan which were contained in the Company’s Annual Report on Form 10-K for the period ended December 31, 2010, as filed with the Commission on April 12, 2011, are incorporated herein by reference thereto.

Item 9.01.        Financial Statements and Exhibits.

(d)                    Exhibits.

Exhibit No.                  Description of Exhibit.

Exhibit 99.1                 Resignation Letter of Stephan Oberacher

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of August 25, 2011.

ADEN SOLUTIONS INC.
(Registrant)

By:	SILVIA SOLTAN
Name: Silvia Soltan Title: President, Treasurer and Secretary